GA________________

Allianz Life Insurance Company of New York (Allianz Life of NY)

Allianz Advantage[TM] New York
Individual Flexible Payment Variable Defered Annuity Application
Issued by Allianz Life Insurance Company of New York (Allianz Life of NY)

--------------------------------------------------------------------------------
1.Account Registration
________________________________________________________________________________
Owner is individual (Must be age 85 or younger.)

-------------------------------- -------         -------------- ----------------
  Individual Owner First Name    Middle Initial  Last Name     (Jr or Sr),or III

Owner is __   Trust __  Qualified Plan __ Custodian (If Trust, please include the date of Trust in the name.)
--------------------------------------------------------------------------------
Non - Individual Owner Information
If Trust is Owner, please refer to
Trustee Representation form.       -----------------  ----------------------
                                     Tax ID Number    Social Security Number

-------------------------------------------------------------------------------
Street Address

----------------------  ----------------    ------------------------------------
City                  State, ZIP  Code       Daytime telephone Number


     Sex __ M     ------------------------   Are you a U.S. Citizen?__ Yes __ No
         __ F     Date of Birth(mm/dd/yyyy)  If no, need W8-BEN
--------------------------------------------------------------------------------
JOINT OWNER (Optional) (Must be age 85 or younger.)

-----------------------  ----------       -------------------  -----------------
First Name               Middle Initial   Last Name           (Jr or Sr), or III

---------------------------------------------------------------------------
Street Address

-----------------   ------------        --------------------------
City                State ZIP Code      Daytime telephone Number

Sex __ M ------------  ------------- ---------------------
    __ F Date of Birth (mm/dd/yyyy)  Social Security number

Are you a US Citizen? __ Yes  __ No  If no, need W8-BEN.

-----------------------------------
Relationship to Contract Owner
--------------------------------------------------------------------------------
Annuitant (Must complete if different than Contract Owner.)
(Must be age 85 or younger.)

--------------------- -------- -----------------------------  -----------------
First Name            Middle Initial  Last Name              (Jr or Sr), or III

-------------------------------------------------------------------------------
Street Address

-------------- --------------  ------------------------
City           State ZIP Code  Daytime Telephone number

Sex __ M ------------- -----------    ----------------------
    __ F Date of Birth (mm/dd/yyyy)   Social Security Number

Are you a US Citizen?__ Yes __No If no, need W8-BEN.

2. Purchase Payment
________________________________________________________________________________

This section must be completed. Please make check payable to Allianz Life of NY.

$25,000 initial minimum Purchase Payment required if the GBP is selected. If no GBP is selected, then $5000 minimum Purchase Payment required for Non-Qualified Contract or $2,000 minimum Purchase Payment required for Qualified Contract.

__ Purchase Payment enclosed with application.
Purchase Payment amount$ ______________

__ This contract will be funded by a 1035 exchange,Tax Qualified
Transfer/Rollover, CD Transfer or Mutual Fund Redemption.

( If checked, please include the appropriate forms.)

P40058 NY (5-06)                                                       7/2006

3.Plan Specifics
_______________________________________________________________________________

This section must be completed to indicate how this contract should be issued.
NonQualified:   __
Inherited IRAs: __ IRA  __ Roth IRA  __ SEP IRA  __ Roth Conversion
Qualified Plan: __ 403(b) (90-24) transfer __ 401 ( If a 401, plan must be owner and beneficiary.)

This contract offers a choice of Guaranteed Minimum Death Benefits (GMDB) and optional Guaranteed Benefits Packages that provide Guaranteed Minimum Income Benefits (GMIB) and Guaranteed Partial Withdrawal Benefits (GPWB). These benefits may have limited usefulness in connection with tax-qualified contracts such as IRAs. Required minimum distribution (RMD) payments will reduce your GMDB, GMIB, and GPWB values. If the GMIB is not exercised on or before the date RMD payments must begin under a qualified plan, the certificate owner or beneficiary may not be able to exercise the GMIB due to the restrictions imposed by the minimum distribution requirements. You should consider whether the GMIB is appropriate for your situation if you plan to exercise the GMIB after your RMD beginning date under the IRA. You cannot participate in the RMD program if you elect to receive payments under the GPWB. In addition, once you choose your GPWB payment percentage, you cannot change it. Therefore, you will not be able to adjust your GPWB payment to meet your RMD needs. We encourage owners purchasing tax-qualified contracts that are subject to RMDs to consult a tax advisor regarding these benefits.

4.Replacement
________________________________________________________________________________
This section must be completed.
Do you have existing life insurance or annuity contracts?       __ Yes* __ No
If yes, will the annuity contract applied for replace or
change existing contracts or policies?                          __ Yes* __ No

If yes, the Registered  Representative  must answer the replacement  question in section 10 of this application. *Please complete the attached Appendix 11 and include other appropriate forms.

5.Guaranteed Minimum Death Benefits (GMDBs) and Guaranteed Benefit Packages
  (GBPs)
_______________________________________________________________________________

The Traditional GBP consists of:
    - the Traditional Guaranteed Minimum Benefit (GMIB) and
    - the Traditional Guaranteed Partial Withdrawal Benefit (GPWB).

The Enhanced GBP consists of:
    - the Enhanced GMIB and
    - the Enhanced GPWB.

The GMIB feature is not available separately from the GPWB. If you Exercise the GMIB, the GMDB and GPWB will cancel. If you exercise your GPWB, your GMIB will cancel. However, if you exercise the GPWB you can elect ot stop receiving the GPWB payments and instead receive Annuity Payments based on your remaining Contract Value or your remaining GPWB value; or a lump-sum payment of your remaining Contract Value.

Choose one of the six following options. Once you select an option it cannot be changed or cancelled. The Enhanced GMDB and the GBPs are optional reatures that carry an additional mortality and expense risk (M&E) charge. The M&E charge for each option is listed below.

__ Traditional GMDB without a GBP, M&E charge = 1.50%
                                                ------
   If you do not check any other box, you will receive this option by default.

__ Traditional GMDB and optional Traditional GBP, additional M&E charge = 0.20%
                                                                          -----

The Following options are only available if all owners are 76 or younger. The Enhanced GMDB, Enhanced GMIB and Enhanced GPWB values are limited after age 81. Under the Enhanced GMIB, the 7% Annual Increase Amount benefit value is limited after age 80. As a result, any Contract Owner who is 65 or older should determine if purchasing a benefit that has an additional cost is appropriate for his or her situation.

NOTICE TO PERSONS 71 AND ABOVE. If you purchase this benefit, you may not participate in the maximum 10-year benefit.

__ Traditional GMDB and optional Enhanced GBP, additional M&E charge= 0.70%
                                                                      -----
__ Enhanced GMDB without a GBP, additional M&E charge = 0.20%
                                                        -----
__ Enhanced GMDB and optional Traditional GBP, additional M&E chareg = 0.35%
                                                                       -----
__ Enhanced GMDB and optional Enhanced GBP, additional M&E charge = 0.85%
                                                                    -----

You will pay an administrative charge of 0.15% in addition to the M & E charges listed above. You cannot allocate purchase payments to the DCA Fixed Option if you select a GBP.

P40058 NY (5-06)

6.Purchase Payment Allocation
________________________________________________________________________________

COMPLETE THIS SECTION FOR ALLOCATIONS AND DOLLAR COST AVERAGING (DCA) SOURCE INVESTMENT CHOICE. You may select up to [15] Investment Choices. Must use whole percentages (33.3% or dollars are not permitted.) Total of percentages in this section must total 100%.

PLEASE NOTE: If DCA is being requested, DCA form must be attached to indicate which Investment Choices you wish to dollar cost average into. If this form is NOT attached and you request DCA, we cannot invest your Purchase Payment.

DCA Program (Must complete Dollar Cost Averaging Form.) You cannot allocate purchase payments to the DCA Fixed Option if you select a GBP.
____% (12-month) DCA Fixed Option
____% (6-month) DCA Fixed Option

FUSIONPortfolio
____% AZL Fusion Balanced Fund[SM]
____% AZL Fusion Growth Fund[SM]
____% AZL Fusion Moderate Fund[SM]

SMALL CAP
____% AZL Dreyfus Premier Small Cap Value Fund[SM]
____% AZL Franklin Small Cap Value Fund[SM]
____% AZL Oppenheimer Emerging Growth Fund[SM]
____% AZL Salomon Brothers Small Cap Growth Fund [SM]
____% Dreyfus IP Small Cap Stock Index Portfolio

MID CAP
____% AZL Neuberger Berman Regancy Fund[SM]
____% AZL OCC Renaissance Fund[SM]
____% AZL Van Kampen Aggressive Growth Fund[SM]
____% AZL Van Kampen Mid Cap Growth Fund[SM]
____% OpCap Mid Cap Portfolio

LARGE GROWTH
____% AZL Dreyfus Founders Equity Growth Fund[SM]
____% AZL Jennison Growth Fund[SM]
____% AZL Legg Mason Grwoth Fund[SM]
____% AZL Salomon Brothers Large Cap Growth Fund[SM]
____% AZL Van Kampen Emerging Growth Fund[SM]

INTERNATIONAL EQUITY
____% AZL AIM International Equity Fund[SM]
____% AZL Oppenheimer Global Fund[SM]
____% AZL Oppenheimer Internationl Growth Fund[SM]
____% AZL Van Kampen Global Franchise Fund[SM]
____% Mutual Discovery Securities Fund
____% Templeton Foreign Securities Fund
____% Templeton Growth Securities Fund

LARGE BLEND
____% AZL Jennison 20/20 Focus Fund[SM]
____% AZL Legg Mason Value Fund[SM]
____% AZL Oppenheimer Main Street Fund[SM]
____% AZL PIMCO Fundamental IndexPLUS Total Return Fund[SM]
____% Dreyfus Stock Index Fund
____% Franklin Large Cap Growth Securities Fund

LARGE VALUE
____% AZL AIM Basic Value Fund[SM]
____% AZL Davis NY Venture Fund[SM]
____% AZL OCC Value Fund[SM]
____% AZL Van Kampen Comstock Fund[SM]
____% AZL Van Kampen Growth and Income Fund[SM]
____% Franklin Growth and Income Securities Fund
____% Mutual Shares Securities Fund

HIGH YIELD BONDS
____% Franklin High Income Fund
____% PIMCO VIT High Yield Portfolio

INTERMEDIATE-TERM BONDS
____% Franklin Zero Coupon Fund 2010
____% PIMCO VIT Emerging Markets Bond Portfolio
____% PIMCO VIT Global Bond Portfolio (Unhedged)
____% PIMCO VIT Real Return Portfolio
____% PIMCO VIT Total Return Portfolio

SHORT-TERM BONDS
____% Franklin U.S. Government Fund

CASH EQUIVALENT
____% AZL Money Market Fund[SM]

SPECIALTY
____% AZL Oppenheimer Deloping Markets Fund[SM]
____% AZL Columbia Technology Fund[SM]
____% AZL Van Kampen Equity and Income Fund[SM]
____% AZL Van Kampen Global Real Estate Fund[SM]
____% Davis VA Financial Portfolio
____% Franklin Global Communications Securities Fund
____% Franlin Income Securities Fund
____% PIMCO VIT All Asset Portfolio
____% PIMCO VIT Commodity RealReturn Strategy Portfolio

TOTAL of ______________%
(Must equal 100%)

FLEXIBLE REBALANCING QUARTERLY: You may select Flexible Rebalancing on a QUARTERLY basis by checking this box __ if you have NOT selected the DCA
Fixed Options or the Dollar Cost Averaging Program. Your Flexible Rebalancing will be based on the same allocations as indicated above.

If you are requesting any other mode than quarterly for Flexible Rebalancing or if you are selecting a Dollar Cost Averaging Program, please complete the Flexible Rebalancing form and/or the Dollar Cost Averaging form.

P40058 NY (5-06)

7.Beneficiary Designation
________________________________________________________________________________

If the Beneficiary is a Trust, Qualified Plan or Custodian, please check the box and include the name below __ Trust __ 401 Qualified Plan __ Custodian

__ Primary __ Contingent ------------ -----------------  ----------------------
                         Percentage   Tax ID Number      Social Security Number

--------------------------------------------------------------------------------
Non-Individual Beneficiary Information ( If Trust, please include date of Trust in name.) ( If owner is a 401 qualified plan, the plan must be the beneficiary.)
________________________________________________________________________________
__ Primary ___ Contingent
                         ----------- ------------- -----------------------
                         Percentage  Tax ID Number Social Security Number

----------------- --------------    -----------------------
First Name        Middle Initial    Last Name

                                -------------------------------------
                                Relationship
________________________________________________________________________________

__ Primary __ Contingent
                        ----------- -----------  -----------------------
                        Percentage  Tax ID Number  Social Security Number

--------------------- --------------  --------------------------
First Name            Middle Initial  Last Name

                                      ----------------------------------
                                      Relationship


__ Primary ___ Contingent
                         ----------- ------------- -----------------------
                         Percentage  Tax ID Number Social Security Number

----------------- --------------    -----------------------
First Name        Middle Initial    Last Name

                                -------------------------------------
                                Relationship
________________________________________________________________________________

__ Primary __ Contingent
                        ----------- -----------  -----------------------
                        Percentage  Tax ID Number Social Security Number

--------------------- --------------  --------------------------
First Name            Middle Initial  Last Name

                                      ----------------------------------
                                      Relationship

(If more than 4 beneficiaries, attach a list signed by Owner. At the Contract Owner's death, the surviving Joint Owner becomes the Primary Beneficiary.)


P40058 NY (5-06)

8. Allianz Advantage[TM] New York Disclosure Notice about the Guaranteed
   Benefit Packages (GBPs)
________________________________________________________________________________

ENHANCED GUARANTEED BENEFIT PACKAGE (GBPs)

You may elect various Enhanced Guaranteed Benefit Package (GBP) options. GBP Options consist of the Enhanced Guaranteed Minimum Income Benefit(GMIB) and the Enhanced Guaranteed Partial Withdrawal Benefit (GPWB). YOU CANNOT ALLOCATE PURCHASE PAYMENTS TO THE DCA FIXED OPTION IF YOU SELECT A GBP. Withdrawals may be subject to a surrender charge, included in taxable income, and prior to age 59 1/2 may be subject to a 10% federal tax penalty.

IF YOU SELECT GPBs:
NOTICE TO PERSONS AGE 71 AND ABOVE: IF YOU PURCHASE THIS BENEFIT, YOU MAY NOT PARTICIPATE IN THE MAXIMUM 10-YEAR BENEFIT. (Also see NOTICE in section 5 of the application.)
- You must hold your contract for 10 complete years before you can exercise any GBP options. A GBP may not be appropriate for you if you intend to hold your Contract for less than 10 years.
- The Maximum Anniversary Value and 5% Annual Increase Amount do not increase after age 81. The 7% Annual Increase Amount does not not increase after age 80. As a result, any Contract Owner nearing age 65 or older should determine if purchasing a benefit for which there is an additional cost is appropriate for their situation.
- The Maximum Anniversary Value, 5% Annual Increase Amount, 7% Annual Increase amount does not increase after age 81. The 7% Annual Increase amount and GMDB are incresed by additional Purchase Payments and reduced proportionately by subsequent withdrawals. A proportionate reduction may result in greater than a dollar for dollar decrease.
- If you select a GBP, we may limit your selection of Investment Options and/or prohibit allocation to certain Investment Options. We may also limit the percentage of Contract Value that you may allocate to certain Investment Options.

                    GUARANTEED MINIMUM INCOME BENEFIT (GMIB)
                    ---------------------------------------
If you select the GMIB:
- Annuity Payments can only be made as fixed Annuity Payments, regardless of the Annuity Option you select.
- And if the Annuity Option you select involves a period certain, the duration of the period certain must be least ten years. If you elect to have us make GMIB Annuity Payments based on the 7% Annual Increase Amount, your availabile Annuity Options are restricted to Annuity Option 2 or 4. Under the 7% amount we will base GMIB Annuity Payments on an interest rate of 1% per year and the mortality table specified in your endorsement. The purchase rates available under the Maximum Anniversary Value are more favorable than those available under the 7% annual increase amount
- You can always annuitize your Contract Value 13 months or more after the Issue Date under a fixed and/or variable Annuity Option. However, if you do, you cannot use the GMIB Value. The purchase rates applied to the Contract Value may be more favorable than those available under the GMIB.
- We will limit the 7% Annual Increase Amount to a maximum of 2 times the total Purchase Payments you made in the first five Contract Years reduced Proportionately by the percentage of any Contract Value withdrawn including withdrawal charge. A proportionate reduction may result in greater than a dollar for dollar decrease.
- The GPWB and GMDB are cancelled and all charges are terminated. The GMIB Value is applied to a fixed annuity option.

                  GUARANTEED PARTIAL WITHDRAWAL BENEFIT (GPWB)
                  --------------------------------------------

If you elect to receive GPWB payments:
-        Your GMIB endorsement will cancel.
- You can elect to stop receiving GPWB payments and instead receive Annuity Payments based on your remaining Contract Value or your remaining GPWB value, or a lump-sum payment of your remaining Contract Value. If you elect to receive Annuity Payments based on your remaining GPWB value, the purchase rates available are limited to those specified in the endorsement.
-        You can no longer make additional Purchase Payments.
-        The partial withdrawal privilege will no longer apply.
- The systematic withdrawal and minimum distribution programs will no longer be available to you if you are participating in these programs, your participation will stop.
-        The GPWB and GMDB values stop increasing.
- The additional charge for your GBP will continue until your GPWB Endorsement terminates;
- The additional charge for your Enhanced GMDB, if any, will continue as long as your Enhanced GMDB value is greater than zero.
-        The Contract Value and the GPWB and GMDB values will decrease:
         -        with each GPWB payment you receive, and
         - if you withdraw any Contract Value in addition to receiving a GPWB payment in a Contract Year.
- Withdrawal charges do not apply to GPWB Payments, however, GPWB payments will be treated as partial withdrawals for income tax purposes.
- Withdrawal charges, if any, will apply to any partial withdrawals made in excess of your GPWB payment.
-        Withdrawal charges may apply in the first two years if you:
         - make one or more partial withdrawals and receive a GPWB payment during the same Contract Year, the partial withrawals are subject to any applicable withdrawal charge; and
         - elect to stop receiving GPWB payments and instead take a lump-sum payment of your remaining Contract Value, the lump-sum payment is subject to any applicable withdrawal charge.

P40058 NY (5-06)

9.                    Statement of Applicant
________________________________________________________________________________
By signing below, the Contract Owner acknowledges all disclosures and statements mentioned above and understands that or agrees to the following:

I received a Prospectus and have determined that the variable annuity applied for is not unsuitable for my investment objectives, financial situation, and financial needs. It is a long-term commitment to meet financial needs and goals. I UNDERSTAND THAT THE CONTRACT VALUE AND VARIABLE ANNUITY PAYMENTS MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT RESULTS OF THE VARIABLE INVESTMENT OPTIONS, AND THAT NO MINIMUM CONTRACT VALUE OR VARIABLE ANNUITY PAYMENT IS GUARANTEED. To the best of my knowledge and belief, all statements and answers in this application are complete and true. It is further agreed that these statements and answers will become a part of any contract to be issued. No representative is authorized to modify this agreement or waive any of Allianz Life's rights or requirements.


__________________________                __________________________
Contract Owner's signature                Joint Owner's signature
(or Trustee, if applicable)              (or Trustee, if applicable)

---------------------------      -------------
 Signed at (city and state)      Date signed   ___  Please send me a Statement
                                                      of Additional Information
                                                  also available on the SEC
                                                  web site (http://www.sec.gov).

--------------------------------------------------------------------------------
10. Registered Representative
________________________________________________________________________________
By signing below, the Registered Representative/Agent certifies to the following:

I am NASD registered and state licensed for variable annuity contracts in all required jurisdictions; and I provided the Contract Owner(s) with the most current Prospectus; and to the best of my knowledge and belief, this application ___DOES___DOES NOT involve replacement of existing life insurance or annuities. If a replacement, include a copy of each disclosure statement and a list of companies involved.


  1.______________________________________                    [-----------------
   Registered Representative's signature                      B/D Rep ID

   -----------------------------------------------            -----------------
   Registered Representative's first and last name (please print)  % Split

  2.__________________________________________________              ------------
   Registered Representative's signature   (split case)               B/D Rep ID

   --------------------------------------------------------    -----------------
   Registered Representative's first                               % Split
   and last name (please print) (split case)

 3.__________________________________________________              ------------
   Registered Representative's signature (split case)                 B/D Rep ID

   ----------------------------------------------------------  -----------------
   Registered Representative's first                               % Split]
   and last name (please print)(split case)
                                                               -----------------
   --------------------------------------------
   Registered Representative's telephone number

   --------------------------------------------    -----------------------------
   Registered Representative's address

   -----------------------------------------------------------------------------
   Broker/dealer name (please print)

   -----------------------------------------------------------------------------
   Authorized signature of broker/dealer (if required)

 -----------------------------------------------------------------------------

Commission Options: (Please check one) __ A  __ B  __ C __ D

--------------------------------------------------------------------------------
11.HOME OFFICE USE ONLY
--------------------------------------------------------------------------------

If Allianz Life Insurance Company of New York makes a change in order to correct any apparent errors or omissions, it will be approved by acceptance of this contract by the Owner(s); however, any material change must be accepted in writing by the Owner(s). Changes to this application that affect product, benefits, amount of insurance or age require acceptance by the Owner(s).

                              Mailing Information
                    Applications That Have a Check Attached

Regular Mail
Allianz Life Insurance Company of NY-Allianz Service Center
PO Box 820478
Philadelphia, PA 19182-0478


Regular Mail
Allianz Life Insurance Company of NY-Allianz Service Center
PO Box 1122
Southeastern, PA 19398-1122

Overnight, Certified, or Registered
Allianz Life Insurance Company of NY-Allianz Service Center 820478 c/o PNC Bank Lockbox
Route 38 and East Gate Drive
Moorestown, NJ 08057

Overnight, Certified, or Registered
Allianz Life Insurance Company of NY-Allianz Service Center
300 Berwyn Park
Berwyn, PA 19312-1179


For further questions,please call the Allianz Service Center at(800)624-0197.

P40058 NY (5-06)

                                   APPENDIX 11
                  INSURANCE DEPARTMENT OF THE STATE OF NEW YORK
                            DEFINITION OF REPLACEMENT

IN ORDER TO DETERMINE WHETHER YOU ARE REPLACING OR OTHERWISE CHANGING THE STATUS OF EXISTING LIFE INSURANCE POLICIES OR ANNUITY CONTRACTS, AND IN ORDER TO RECEIVE THE VALUABLE INFORMATION NECESSARY TO MAKE A CAREFUL COMPARISON IF YOU ARE CONTEMPLATING REPLACEMENT, THE AGENT IS REQUIRED TO ASK YOU THE FOLLOWING QUESTIONS AND EXPLAIN ANY ITEMS THAT YOU DO NOT UNDERSTAND.

AS PART OF YOUR PURCHASE OF A NEW LIFE INSURANCE POLICY OR A NEW ANNUITY CONTRACT, HAS EXISTING COVERAGE BEEN, OR IS IT LIKELY TO BE:

1. LAPSED, SURRENDERED, PARTIALLY SURRENDERED, FORFEITED, ASSIGNED TO THE INSURER REPLACING THE LIFE INSURANCE POLICY OR ANNUITY CONTRACT, OR OTHERWISE
TERMINATED?                                                 YES_______ NO_______

2. CHANGED OR MODIFIED INTO PAID-UP INSURANCE; CONTINUED AS EXTENDED TERM INSURANCE OR UNDER ANOTHER FORM OF NONFORFEITURE BENEFIT; OR OTHERWISE REDUCED IN VALUE BY THE USE OF NONFORFEITURE BENEFITS, DIVIDEND ACCUMULATIONS, DIVIDEND
CASH VALUES OR OTHER CASH VALUES?                           YES_______ NO_______

3. CHANGED OR MODIFIED SO AS TO EFFECT A REDUCTION EITHER IN THE AMOUNT OF THE EXISTING LIFE INSURANCE OR ANNUITY BENEFIT OR IN THE PERIOD OF TIME THE EXISTING LIFE INSURANCE OR ANNUITY BENEFIT WILL CONTINUE IN FORCE? YES_______ NO_______

4. REISSUED WITH A REDUCTION IN AMOUNT SUCH THAT ANY CASH VALUES ARE RELEASED, INCLUDING ALL TRANSACTIONS WHEREIN AN AMOUNT OF DIVIDEND ACCUMULATIONS OR PAID-UP ADDITIONS IS TO BE RELEASED ON ONE OR MORE OF THE EXISTING POLICIES?
                                                            YES_______ NO_______

5. ASSIGNED AS COLLATERAL FOR A LOAN OR MADE SUBJECT TO BORROWING OR WITHDRAWAL OF ANY PORTION OF THE LOAN VALUE, INCLUDING ALL TRANSACTIONS WHEREIN ANY AMOUNT OF DIVIDEND ACCUMULATIONS OR PAID-UP ADDITIONS IS TO BE BORROWED OR WITHDRAWN ON
ONE OR MORE EXISTING POLICIES?                             YES_______ NO________

6. CONTINUED WITH A STOPPAGE OF PREMIUM  PAYMENTS OR REDUCTION IN THE AMOUNT OF
PREMIUM PAID?                                              YES_______ NO________

IF YOU HAVE ANSWERED YES TO ANY OF THE ABOVE QUESTIONS, A REPLACEMENT AS DEFINED BY NEW YORK INSURANCE DEPARTMENT REGULATION NO. 60 HAS OCCURRED OR IS LIKELY TO OCCUR AND YOUR AGENT IS REQUIRED TO PROVIDE YOU WITH A COMPLETED DISCLOSURE STATEMENT AND THE IMPORTANT NOTICE REGARDING REPLACEMENT OR CHANGE OF LIFE INSURANCE POLICIES OR ANNUITY CONTRACTS.

DATE:  _____________________  SIGNATURE OF APPLICANT:___________________________

DATE:  _____________________  SIGNATURE OF APPLICANT:___________________________

TO THE BEST OF MY KNOWLEDGE, A REPLACEMENT IS INVOLVED IN THIS TRANSACTION:
                                                           YES_______ NO________

DATE:  _____________________  SIGNATURE OF BROKER:______________________________


PLI-019NY                        Leave with Owner

                                   APPENDIX 11
                  INSURANCE DEPARTMENT OF THE STATE OF NEW YORK
                            DEFINITION OF REPLACEMENT

IN ORDER TO DETERMINE WHETHER YOU ARE REPLACING OR OTHERWISE CHANGING THE STATUS OF EXISTING LIFE INSURANCE POLICIES OR ANNUITY CONTRACTS, AND IN ORDER TO RECEIVE THE VALUABLE INFORMATION NECESSARY TO MAKE A CAREFUL COMPARISON IF YOU ARE CONTEMPLATING REPLACEMENT, THE AGENT IS REQUIRED TO ASK YOU THE FOLLOWING QUESTIONS AND EXPLAIN ANY ITEMS THAT YOU DO NOT UNDERSTAND.

AS PART OF YOUR PURCHASE OF A NEW LIFE INSURANCE POLICY OR A NEW ANNUITY CONTRACT, HAS EXISTING COVERAGE BEEN, OR IS IT LIKELY TO BE:

1. LAPSED, SURRENDERED, PARTIALLY SURRENDERED, FORFEITED, ASSIGNED TO THE INSURER REPLACING THE LIFE INSURANCE POLICY OR ANNUITY CONTRACT, OR OTHERWISE
TERMINATED?                                                 YES_______ NO_______

2. CHANGED OR MODIFIED INTO PAID-UP INSURANCE; CONTINUED AS EXTENDED TERM INSURANCE OR UNDER ANOTHER FORM OF NONFORFEITURE BENEFIT; OR OTHERWISE REDUCED IN VALUE BY THE USE OF NONFORFEITURE BENEFITS, DIVIDEND ACCUMULATIONS, DIVIDEND
CASH VALUES OR OTHER CASH VALUES?                           YES_______ NO_______

3. CHANGED OR MODIFIED SO AS TO EFFECT A REDUCTION EITHER IN THE AMOUNT OF THE EXISTING LIFE INSURANCE OR ANNUITY BENEFIT OR IN THE PERIOD OF TIME THE EXISTING LIFE INSURANCE OR ANNUITY BENEFIT WILL CONTINUE IN FORCE? YES_______ NO_______

4. REISSUED WITH A REDUCTION IN AMOUNT SUCH THAT ANY CASH VALUES ARE RELEASED, INCLUDING ALL TRANSACTIONS WHEREIN AN AMOUNT OF DIVIDEND ACCUMULATIONS OR PAID-UP ADDITIONS IS TO BE RELEASED ON ONE OR MORE OF THE EXISTING POLICIES?
                                                            YES_______ NO_______

5. ASSIGNED AS COLLATERAL FOR A LOAN OR MADE SUBJECT TO BORROWING OR WITHDRAWAL OF ANY PORTION OF THE LOAN VALUE, INCLUDING ALL TRANSACTIONS WHEREIN ANY AMOUNT OF DIVIDEND ACCUMULATIONS OR PAID-UP ADDITIONS IS TO BE BORROWED OR WITHDRAWN ON
ONE OR MORE EXISTING POLICIES?                             YES_______ NO________

6. CONTINUED WITH A STOPPAGE OF PREMIUM  PAYMENTS OR REDUCTION IN THE AMOUNT OF
PREMIUM PAID?                                              YES_______ NO________

IF YOU HAVE ANSWERED YES TO ANY OF THE ABOVE QUESTIONS, A REPLACEMENT AS DEFINED BY NEW YORK INSURANCE DEPARTMENT REGULATION NO. 60 HAS OCCURRED OR IS LIKELY TO OCCUR AND YOUR AGENT IS REQUIRED TO PROVIDE YOU WITH A COMPLETED DISCLOSURE STATEMENT AND THE IMPORTANT NOTICE REGARDING REPLACEMENT OR CHANGE OF LIFE INSURANCE POLICIES OR ANNUITY CONTRACTS.

DATE:  _____________________  SIGNATURE OF APPLICANT:___________________________

DATE:  _____________________  SIGNATURE OF APPLICANT:___________________________

TO THE BEST OF MY KNOWLEDGE, A REPLACEMENT IS INVOLVED IN THIS TRANSACTION:
                                                           YES_______ NO________

DATE:  _____________________  SIGNATURE OF BROKER:______________________________


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